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                                 EXHIBIT 23.1

              Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Intermedia Communications Inc. 1997 Stock Option Plan and 1997 Equity Participation Plan for the Benefit of Employees of DIGEX, Incorporated of our report dated February 10, 1997, except for Note 13, as to which the date is March 7, 1997, with respect to the consolidated financial statements and schedule of Intermedia Communications Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


Tampa, Florida
July 24, 1997